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                                                                     EXHIBIT 4.5


                            INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (this "AGREEMENT") is made and entered into as of February 27, 1998 by and between General Magic, Inc., a Delaware corporation (the "COMPANY") and Microsoft Corporation, a Washington corporation ("MICROSOFT").

                                    RECITALS

     A. Microsoft has agreed to purchase from the Company, and the Company has agreed to sell to Microsoft, an aggregate of fifty thousand (50,000) shares of the Company's Series A Convertible Preferred Stock, par value $0.001 (the "SERIES A SHARES"), on the terms and conditions set forth in the Certificate of Designation (the "CERTIFICATE") attached as Exhibit A to that certain Preferred Stock Purchase Agreement, dated February 26, 1998, by and between the Company and Microsoft (the "PREFERRED STOCK PURCHASE AGREEMENT").

     B. The Preferred Stock Purchase Agreement provides that Microsoft shall be granted certain information and registration rights, all as more fully set forth herein.

     C. Terms beginning with an initial capital which are not otherwise defined herein shall have the same meaning as set forth in the Certificate which is incorporated as Exhibit A to the Preferred Stock Purchase Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Registration Rights.

          1.1  Definitions. For purposes of this Section 1:

               (a) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended ("SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement by the U.S. Securities and Exchange Commission (the "SEC").

               (b) Registrable Securities. The term "REGISTRABLE SECURITIES" means: (1) all the shares of common stock of the Company ("COMMON STOCK") issued or issuable upon the conversion of any Series A Shares as defined in and issued pursuant to the Certificate; (2) all shares of Common Stock of the Company issuable upon the conversion or exercise of any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for, in replacement of or in connection with a share split of, all such shares of Common Stock described in clause (1) of this subsection (b); and (3) all shares of Common Stock of the Company owned by Microsoft, but excluding any shares acquired by Microsoft in breach of any agreement with the Company; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.



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          1.2  Demand Registration.

               (a) Request for Registration. If the Company shall receive at any time a written request from Microsoft that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 1.2 (a "REGISTRATION REQUEST"), then the Company shall, within ten (10) business days of the receipt of such Registration Request, give written acknowledgment thereof ("REQUEST ACKNOWLEDGMENT") to Microsoft, and effect, as soon as practicable thereafter, but in no event later than sixty (60) days following receipt by Microsoft of the Request Acknowledgment, the registration under the Securities Act of such Registrable Securities which Microsoft so requests to be registered; provided that the Registrable Securities requested by Microsoft to be registered pursuant to such Registration Request must either: (i) be at least forty-five percent (45%) of all Registrable Securities then held by Microsoft (including all Registrable Securities issuable pursuant to the exercise or conversion of any warrant, right or other security) or (ii) have an anticipated aggregate public offering price (after any underwriting discounts and commissions) of not less than $1,000,000.

               (b) Underwriting. If Microsoft initiates the registration request under this Section 1.2 and intends to distribute the Registrable Securities covered by its request by means of an underwriting (an "UNDERWRITTEN OFFERING"), then Microsoft shall so advise the Company as a part of its request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). In such event, the right of Microsoft to include its Registrable Securities in such registration shall be conditioned upon Microsoft's participation in such underwriting and the inclusion of Microsoft's Registrable Securities in the underwriting to the extent provided herein. If Microsoft proposes to distribute its securities through such underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and approved by Microsoft, which approval shall not be unreasonably withheld. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

               (c) Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.2.

               (d) Delay. If GM shall furnish to Microsoft a certificate signed by the President of GM stating that, in the good faith judgment of the Board of Directors of GM, the commencement of an Underwritten Offering pursuant to this
Section 1.2 would (i) require disclosure of material information GM has a bona fide business purpose of retaining as confidential or (ii) have a material adverse effect on GM or its shareholders, in relation to any financing, acquisition, corporate reorganization or other material transaction contemplated by the Board of Directors of GM, involving GM or any of its affiliates, in each case as determined by GM, then GM may direct that the commencement of the Underwritten Offering be delayed for a period not in excess of ninety (90) days, and may only exercise this right once within any twelve (12) month period.



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          1.3  Piggyback Registrations. The Company shall notify Microsoft in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, and registration statements relating to any registration under Section 1.2 or
Section 1.4 of this Agreement, but excluding registration statements relating to any employee benefit plan or a transaction under Rule 145 of the Securities Act) and will afford Microsoft an opportunity to include in such registration statement all or any part of the Registrable Securities then held by Microsoft. If Microsoft desires to include in any such registration statement all or any part of its Registrable Securities, Microsoft shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities Microsoft wishes to include in such registration statement. If Microsoft decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Microsoft shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. An election by Microsoft to include Registrable Securities in any registration statement pursuant to this Section 1.3 shall not under any circumstances constitute a request for registration by Microsoft under
Section 1.2 hereof.

     If a registration statement under which the Company gives notice under this
Section 1.3 is for an underwritten offering, then the Company shall so advise Microsoft. In such event, the right of Microsoft to be included in a registration pursuant to this Section 1.3 shall be conditioned upon Microsoft's participation in such underwriting and the inclusion of Microsoft's Registrable Securities in the underwriting to the extent provided herein. If Microsoft proposes to distribute its Registrable Securities through such underwriting, Microsoft shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to Microsoft and to other holders of securities of the Company with piggyback registration rights on a pro rata basis based on the total number of registrable securities then held by Microsoft and such other holders, and third, to each of the directors, officers, employees, consultants, contractors, advisors and vendors requesting inclusion of their shares of Common Stock or Preferred Stock (as applicable) in such registration statement on a pro rata basis based on the total number of shares of Common Stock or Preferred Stock (as applicable) then held by each such party. If Microsoft disapproves of the terms of any such underwriting, Microsoft may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

          1.4 Form S-3 Registration. In case the Company shall receive from Microsoft a written request that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by Microsoft, then the Company will, as soon as reasonably



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practicable, effect such registration on Form S-3 as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Microsoft's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                    (i) if Form S-3 is not available for such offering by Microsoft;

                    (ii) if the aggregate value of the Registrable Securities proposed to be sold by Microsoft in such offering is no more than $1,000,000;

                    (iii) if the Company shall furnish to Microsoft a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than 90 days after receipt of the request of Microsoft under this Section 1.4;

                    (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations for Microsoft pursuant to Section 1.2 and Section 1.4; or

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     Only one (1) Form S-3 registration shall be deemed to be a demand registration as described in Section 1.2 above.

          1.5  Obligations of the Company.

               (a) Expenses. All expenses incurred in connection with all registrations pursuant to Sections 1.2, 1.3 and 1.4, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters' and brokers' discounts and commissions), shall be borne by the Company. Microsoft shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all underwriting discounts or commissions payable to underwriters or brokers in connection with such offerings.

               (b) Registration. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                    (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities, use its best efforts to cause such registration statement to become effective and, upon the request of Microsoft, keep such registration statement effective



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for up to ninety (90) days plus any additional periods represented by any
"Black-Out Period" (as defined in the last paragraph of Subsection 1.5(b) below).

                    (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as the Company may determine to be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (iii) Furnish to Microsoft such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it and included in such registration.

                    (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Microsoft, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Microsoft shall also enter into and perform its obligations under such an agreement.

                    (vi) Notify Microsoft at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading, and, at the request of Microsoft, the Company will promptly prepare and provide to it a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Microsoft's Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary, in light of the circumstances under which made, to make the statements therein not misleading.

                    (vii) Furnish, at the request of Microsoft, on the date that its Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to Microsoft, addressed to the underwriters, if any, and to Microsoft and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent



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certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Microsoft, addressed to the underwriters, if any, and to Microsoft.

                    (viii) Microsoft agrees that if the Company has delivered preliminary or final prospectuses to Microsoft and after having done so (a) the Company determines that the prospectus needs to be amended or supplemented to comply with the requirements of the Securities Act, (b) a stop order suspending the effectiveness of the registration statement is issued by the SEC or (c) the Company shall, in good faith and for business reasons, enter into negotiations relating to or otherwise commence a material business transaction, including, without limitation, the acquisition or divestiture of assets or the offering or sale of securities, then the Company shall promptly notify Microsoft and Microsoft shall immediately cease making offers and sales of Registrable Securities and return all remaining prospectuses to the Company. Following such amendment or supplement, the lifting of any stop order or the completion or termination of any material transaction, the Company shall promptly provide Microsoft with revised prospectuses and, following receipt of the revised prospectuses, Microsoft shall be free to resume making offers of the Registrable Securities, or any portion thereof. The period during which the Company exercises its rights as described in this paragraph to postpone, delay or interrupt the offer and sale of the Registrable Securities or during the pendency of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court shall be referred to herein as "BLACK-OUT PERIOD."

          1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or
1.4 that Microsoft shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities and such other information as the Company may reasonably request to timely effect the registration of its Registrable Securities.

          1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2, 1.3 or 1.4:

               (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless Microsoft, the officers and directors of Microsoft, any underwriter (as defined in the Securities Act) for Microsoft and each person, if any, who controls Microsoft or its underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                    (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or



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                    (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse Microsoft, its officers or directors, underwriter or controlling persons for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of Microsoft, its officers, directors, underwriter or controlling persons or by Microsoft's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished Microsoft or its underwriters with copies of the same.

               (b) By Microsoft. To the extent permitted by law, Microsoft will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act, any underwriter and each person, if any, who controls such underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, underwriter, or controlling person of the Company may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Microsoft expressly for use in connection with such registration; and Microsoft will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter or controlling person, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Microsoft, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by Microsoft under this subsection 1.7((b)) in respect of any Violation shall not exceed the proceeds (net of underwriters' and brokers' discounts and commissions) received by Microsoft in the registered offering out of which such Violation arises.

               (c) Notice. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to



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the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

               (d)  Contribution. If the indemnification provided in this
Section 1.7 is unavailable or insufficient to hold harmless an indemnified party under subsection 1.7(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the indemnifying party bear to the total net proceeds received by the indemnified party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the indemnifying party or information supplied by the indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this section. Notwithstanding the provisions of this section, Microsoft shall not be required to contribute any amount in excess of the amount of the total net proceeds (net of underwriters' and brokers' discounts and commissions) received by Microsoft from the sale of the securities pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) Survival. The obligations of the Company and Microsoft under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.



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          1.8  Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as Microsoft owns any Registrable Securities, to furnish to Microsoft forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as Microsoft may reasonably request in availing itself of any rule or regulation of the Commission allowing Microsoft to sell any such securities without registration.

          1.9 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 1.2 through 1.4 with respect to any Registrable Securities proposed to be sold by Microsoft in a registration pursuant to Section 1.2, 1.3 or 1.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by Microsoft may be sold in a three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     2.   Transfer and Assignment.

     Notwithstanding anything herein to the contrary, the registration rights of Microsoft under Section 1 hereof may be assigned only to a party who acquires at least twenty percent (20%) of the total Series A Shares originally acquired by Microsoft pursuant to the Preferred Stock Purchase Agreement (or the shares of Common Stock issued upon conversion thereof); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

     3.   Covenants.

          3.1 Standstill. Until the earlier of the sale by Microsoft of more than fifty percent (50%) of the total Series A Shares originally acquired by Microsoft pursuant to the



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Preferred Stock Purchase Agreement (or the shares of Common Stock issued upon conversion thereof) or such time that a third party or parties either (i) makes a tender offer for forty percent (40%) or more of the combined voting power of the then outstanding voting securities of the Company or (ii) accumulates ownership, or executes a letter of intent or other document with the Company that, when consummated, will result in ownership, of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company (other than accumulations by a group of underwriters), Microsoft covenants that it will not, unless the prior written consent of the Company has been obtained: acquire, or permit any Subsidiary of Microsoft to acquire, by purchase or otherwise, any equity securities of the Company if after such acquisition Microsoft or any Subsidiary of Microsoft would hold, in the aggregate, equity securities possessing, or which upon exercise or conversion would possess equal to or more than twenty percent (20%) of the total combined voting power of all outstanding voting securities of the Company (assuming exercise or conversion of all outstanding equity securities of the Company held by Microsoft or any of its Subsidiaries).

          3.2 Proxy Solicitations; Voting Trusts. Until the earlier of the sale by Microsoft of more than fifty percent (50%) of the total Series A Shares originally acquired by Microsoft pursuant to the Preferred Stock Purchase Agreement (or the shares of Common Stock issued upon conversion thereof) or such time that a third party or parties either (i) makes a tender offer for forty percent (40%) or more of the combined voting power of the then outstanding voting securities of the Company or (ii) accumulates ownership, or executes a letter of intent or other document with the Company that, when consummated, will result in ownership, of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company (other than accumulations by a group of underwriters), and for so long as the Company is subject to the reporting requirements under Section 13(a) of the Exchange Act, Microsoft and any Subsidiary of Microsoft shall provide ten (10) days advance written notice to the Board of Directors of the Company before:

                    (i) becoming a "participant" in a "solicitation" of proxies, as those terms are defined in Rule 14a-11 and Rule 14a-1, respectively, of Regulation 14A under the Exchange Act in respect of any voting securities of the Company that may be outstanding and entitled to vote at any time during such period;

                    (ii) forming any group for the purpose of voting, purchasing or disposing of the Company's securities; or

                    (iii) depositing any securities of the Company in a voting trust or subjecting them to a voting agreement or other arrangement of similar effect;

and shall not engage in any activity listed in (a) through (c) above if the Company's Board of Directors prior to the end of such ten (10) day period notifies Microsoft that the Company's Board of Directors by a majority vote does not approve Microsoft's participation in such activity.

               (b)  Legend. To assist in effectuating the provisions of this
Section 3, Microsoft hereby consents to the placement of the following legend on all certificates certifying ownership of any securities purchased by Microsoft pursuant to the Preferred Stock Purchase



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Agreement until such securities have been sold, transferred or disposed of pursuant to the requirements of this Agreement:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT PROVIDING THAT SUCH SECURITIES MAY NOT BE DEPOSITED IN A VOTING TRUST OR SUBJECTED TO A VOTING AGREEMENT OR SIMILAR ARRANGEMENT EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF GENERAL MAGIC, INC."

     4.   General Provisions.

          4.1 Assignment. Except as provided in Section 2 above, no party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement.

          4.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          4.3 Governing Law and Venue. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

          4.4 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

          4.6 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

          If to Microsoft:         Microsoft Corporation
                                   One Microsoft Way



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                                   Redmond, WA 98052-6399
                                   Attention:  Robert A. Eshelman
                                   Telephone No.: (206) 882-8080
                                   Facsimile No.: (206) 869-1327

          With a copy to:          Preston Gates & Ellis LLP
                                   5000 Columbia Center
                                   701 Fifth Avenue
                                   Seattle, WA 98104-7078
                                   Attention:  Mark R. Beatty
                                   Telephone No.: (206) 623-7580
                                   Facsimile No.: (206) 623-7022

          If to General Magic:     General Magic, Inc.
                                   420 North Mary Avenue
                                   Sunnyvale, CA  94086
                                   Attention: General Counsel
                                   Telephone No.: (408) 774-4235
                                   Facsimile No.: (408) 774-4033

          With a copy to:          Gray Cary Ware & Freidenrich LLP
                                   400 Hamilton Avenue
                                   Palo Alto, CA 94301-1825
                                   Attention: James Koshland
                                   Telephone No.: (650) 328-6561
                                   Facsimile No.: (650) 327-3699

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 4.6.

          4.7 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, experts' fees and costs, including those for pretrial, trial, on appeal, in arbitration and in bankruptcy and all other costs and necessary disbursements associated with any such actions, in addition to any other relief to which such party may be entitled.

          4.8 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or Series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or Series of stock by such subdivision, combination or stock dividend.



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          4.9  Aggregation of Stock. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Microsoft. Any amendment or waiver effected in accordance with this Section shall be binding upon Microsoft and Company. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

          4.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          4.12 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.







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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



"COMPANY"                               "MICROSOFT"

GENERAL MAGIC, INC.                     MICROSOFT CORPORATION

By:                                     By:
    ----------------------------------      ------------------------------------
    [Name]                                  [Name]

Its:                                    Its:
     ---------------------------------       -----------------------------------












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